UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2016

The Williams Companies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Addresses of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2016, the Compensation Committee of the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Executive Severance Pay Plan (the “Plan”) to expand eligibility under the Plan to include the Company’s officers who hold the title of Senior Vice President or above. Pursuant to the Plan, as amended by the Amendment, officers who hold the title of Senior Vice President or above, including the Company’s Named Executive Officers, will be eligible for a severance benefit between 1.5 times and 2 times their base salary and target annual bonus, as determined by the CEO in his sole and absolute discretion, provided, however that the receipt of any such severance benefit is absolutely discretionary and therefore there may be no severance benefit awarded to an eligible employee under the Plan. The CEO will not receive severance benefits under the Plan, as amended.

Copies of the Amendment and the Plan are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to The Williams Companies, Inc. Executive Severance Pay Plan, dated July 19, 2016.

10.2	The Williams Companies, Inc. Executive Severance Pay Plan, dated November 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2016	THE WILLIAMS COMPANIES, INC.

	By:	/s/ Robert E. Riley
	Name:	Robert E. Riley
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to The Williams Companies, Inc. Executive Severance Pay Plan, dated July 19, 2016.

10.2	The Williams Companies, Inc. Executive Severance Pay Plan, dated November 14, 2012.